Exhibit 24.1

                            POWER OF ATTORNEY

                     WORLDWIDE FOREST PRODUCTS, INC.

                                 700,000
                                 SHARES

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Castle Securities Corp., 45 Church Street, Suite #25, Freeport, New
York 11520 the true and lawful agent and attorney-in-fact of the undersigned, with full power to appoint a substitute or substitutes to act hereunder, with respect to all matters arising in connection with the undersigned's acting as one of the Underwriters of the proposed offering of the above-captioned securities, with full power and authority to execute and deliver for and on behalf of the undersigned all such agreements, contracts, consents and other documents in connection therewith as said agent and attorney-in-fact, full power and authority to act in the premises, including, without limiting the generality of the foregoing, power and authority to execute, by facsimile signature, and deliver an Agreement Among Underwriters relating to such offering and to appoint a substitute or substitutes to act hereunder with the same power and authority as said agent and attorney-in-fact, would have if personally acting. The undersigned hereby ratifies and confirms all that said agent and attorney-in-fact, or any substitute or substitutes, may do by virtue hereof.

      This appointment shall remain in full force and effect until revoked by the undersigned in writing.

     WITNESS the due execution hereof at          , this   day of
  , 1996




-----------------------
                                                  (Firm Name)

                                                 By:

---------------------
                                                       (Title)

                                                 By:

---------------------
                                                       (Title)
      CORPORATE
      SEAL



See reverse side for instructions and procedures in connection with the proposed offering.

     Castle Securities Corp. will advise the Syndicate Department of the signer of the Power of Attorney on the reverse side hereof by telegram or communication via Graphic Scanning, not later than 6:00 p.m., New York time, on the day preceding the proposed offering, of the anticipated terms as follows:

(a) Amount of Units to be underwritten by such firm.

(b) Public offering date.

(c) Closing date.

(d) Public offering price.

(e) Underwriters' discount.

(f) Gross spread and breakdown of management fee, underwriting fee, selling
concessions and
reallowance
 .

     Unless the Syndicate Department of Castle Securities Corp.,
45 Church
Street, Suite #25, Freeport, New York 11520 receives a telegram or communication via Graphic Scanning revoking the Power of Attorney not later than 9:30 a.m., New York time, on the day of the proposed offering, the power and authority granted by the Power of Attorney may be exercised in accordance with the terms thereof.

     A copy of the Agreement Among Underwriters as executed (with facsimile signatures) will be sent to the Syndicate Department of the signer of the
Power of Attorney promptly after execution.

                         CORPORATE ACKNOWLEDGMENT

STATE OF        )
COUNTY OF       )SS.:

     On this day of      , 1996, before me, a notary public duly
commissioned
and sworn, personally appeared   , to me known and known to me to
be identical
person whose name is affixed to the above instrument, who, being duly sworn,
did dispose and say that he resides at       that he is    of
 , the
corporation described in and which executed the foregoing Power of Attorney, that he knows the seal of the said corporation, that the seal affixed to said instrument is such corporate seal, that it was affixed by authority of the
Board of Directors of said corporation as the free and voluntary act and deed of said corporation for the uses and purposes set forth, and that he, being informed of the contents of said Power of Attorney, acknowledges that the statements contained therein are true and that he signed his name thereto by like authority.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day in this acknowledgment first above written.


                                              --------------
                                              Notary Public

                                              My commission
expires:



                        PARTNERSHIP ACKNOWLEDGMENT

STATE OF         )
COUNTY OF        ) SS.:

     On this day of       , 1996, before me, a notary public duly
commissioned
and sworn, personally appeared       , one of the members of the
firm    , to
me known and known to me to be the individual described in and who executed the foregoing Power of Attorney who' being by me duly sworn, did depose and say that he executed, and was duly authorized to execute, the same as the free and voluntary act and deed of said firm for the uses and purposes therein set forth, and that he, being informed of the contents of said Power of Attorney, acknowledges that he signed his name thereto.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day in this acknowledgment first above written.

                                        -----------------
                                        Notary Public

                                        My Commission Expires: